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                                                                     EXHIBIT 8.2


                                                     August 28, 2000



Re:      ADVANCED SEMICONDUCTOR ENGINEERING, INC.


Advanced Semiconductor Engineering, Inc.
26 Chin Third Road
Nantze Export Processing Zone
Nantze, Kaohsiung, Taiwan
Republic of China

Dear Sirs:

                  We have acted as special United States counsel for Advanced Semiconductor Engineering, Inc., a corporation incorporated under the laws of the Republic of China (the "COMPANY"), in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, of the Company's registration statement on Form F-1 (the "REGISTRATION STATEMENT") relating to the public offering of American depositary shares ("ADSs"), each ADS representing five of the Company's common shares, par value NT$10 per share (the "COMMON SHARES"). The ADSs will be issued in accordance with the provisions of a deposit agreement to be entered into by and among the Company, Citibank, N.A., as the depositary, and the holders and beneficial owners from time to time of ADSs.

                  On the basis of the foregoing, we are of the opinion that the "TAXATION -- UNITED STATES FEDERAL INCOME TAXATION" section of the prospectus included in the Registration Statement, insofar as it relates to United States Federal income tax matters currently applicable to the U.S. holders of the ADSs discussed therein, accurately reflects the material tax consequences of the acquisition, ownership and disposition of the ADSs.

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Advanced Semiconductor Engineering, Inc.  2                      August 28, 2000

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "TAXATION -- UNITED STATES FEDERAL INCOME TAXATION" and "LEGAL MATTERS" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                                     Very truly yours,

                                                     /s/ DAVIS POLK & WARDWELL